Exhibit 99.1

KEYSPAN                                                                    NEWS
--------------------------------------------------------------------------------
KeySpan Corporation                                     For Immediate Release


Contacts:    Investors                                     Media Relations
             George Laskaris
             718.403.2526                                   718.403.2503


                  KeySpan Announces Strong 2nd Quarter Results
                  --------------------------------------------
        KeySpan/National Grid Transaction Receives New Hampshire Approval
                         Settlement Reached in New York
                           Pro-Rata Dividend Approved

Brooklyn, New York, August 3, 2007 - KeySpan Corporation (NYSE: KSE) announced consolidated earnings of $52.2 million or $0.30 per share for the second quarter of 2007, as compared to $49.4 million or $0.28 per share for the same period last year. For the six month period ended June 30, 2007, KeySpan reported consolidated earnings of $265.6 million or $1.51 per share, compared to $257.4 million or $1.47 per share for the same period last year.

These favorable results for both the quarter and year-to-date reflect higher operating income, primarily driven by the strong performance of the gas distribution segment and lower expenses associated with the National Grid transaction, partially offset by lower earnings in the electric segment. In addition, 2007 results reflect higher financing and tax expenses compared to 2006, which benefited from the settlement of certain New York City and IRS issues in the second quarter of 2006.

"I am pleased with the impressive results and the excellent performance of our core gas distribution business, which benefited from strong customer demand. We continued to demonstrate the organic growth of our gas distribution system with the addition of approximately 18,500 gas installations on a year-to-date basis. We are on track to achieving our goal of $50 million in additional gross profit margin in the gas business," said Robert B. Catell, KeySpan Chairman and Chief Executive Officer. "Although our electric business reported lower results primarily due to increased competition in the New York City market, our generation plants are well maintained and ready to meet the increasing demand in both the New York City and Long Island markets. Our financial condition remains strong with a 49.4% debt to total capitalization ratio".

The previously announced acquisition of KeySpan by National Grid continues to move forward as the required federal and state regulatory approvals are progressing. All federal and shareholder approvals have been received. With respect to state approvals, on July 16, 2007 the New Hampshire Public Utilities Commission approved National Grid's acquisition of KeySpan and the merger of the two companies. New York State is the final regulatory approval necessary to close the transaction. On July 9, 2007, National Grid filed a "joint proposal" reflecting an agreement with Staff of the New York Public Service Commission and other parties on the acquisition of KeySpan. Based on the latest procedural schedule, the New York Commission is expected to act on the joint proposal on August 22nd.

"I am pleased with the recent approval received in New Hampshire and the settlement reached in New York. With these two significant events, we are now in the final stages of completing the merger and bringing significant benefits to our customers in New York," said Mr. Catell. "We expect the transaction to close shortly after the New York State Commission approval is received. The National Grid-KeySpan merger will provide more than $600 million in savings to our gas customers in New York City and Long Island over the next five years, on top of additional savings that will be realized by the Long Island Power Authority and National Grid's upstate New York gas and electric customers. These savings will provide base rate stability to our customers through 2012. We look forward to completing the transaction this month and becoming an important part of one of the largest and most efficient energy companies in the world."



Segment Highlights

Results in 2007 and 2006 are reported on an Operating Income basis as follows:
-------------------------------------------------------------------------------------------------------------------
                                                                   2nd           2nd           YTD        YTD
           Operating Income / (Loss) [$ millions]                Quarter       Quarter        2007        2006
                                                                  2007          2006
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Gas Distribution                                                      61.4          39.5        464.0        376.0
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Electric Services                                                     44.3          62.4         42.8        127.3
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Energy Investments                                                     5.5           3.7         10.5          6.7
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Energy Services                                                        2.0           2.0          3.4          1.6
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Segments                                             113.2         107.6        520.7        511.6
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Other                                                                 20.2          (0.1)        12.2        (15.0)
                                                                      ----          -----        ----        ------
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Income                                               133.4         107.5        532.9        496.6
-------------------------------------------------------------- ------------ ------------- ------------ ------------



Key Operating Income Drivers by Segment

o The Gas Distribution segment, which serves New York City, Long Island and New England, reported second quarter operating income of $61.4 million, an increase of $21.9 million or 55% over the same period last year. This period benefited from increased demand, new customer additions and improved pricing in the interruptible market.

     Year-to-date results of $464 million were $88 million or 23% higher than last year, again benefiting from increased customer demand due to the colder weather in the first half of the year, new customer additions and increased margins in our interruptible heating market. Net revenues for the year increased $97.4 million, offset in part, by $10 million in higher operating expenses. Weather for the first half of the year was 4-5% colder than normal in all our territories, and 18% and 9% colder than last year for our New York and New England service territories, respectively. Due to our strong marketing efforts, the Company continued to add customers in the first half of 2007 as KeySpan completed approximately 18,500 gas installations, ahead of plan, which should add approximately $20 million in new gross profit margin. This puts us on track to meeting our goal of $50 million in new gross profit margin.

o The Electric Services segment owns and operates generation in the New York City and Long Island "load pockets" and manages the Long Island Power Authority's transmission and distribution system under long-term contracts. This segment reported operating income of $44.3 million for the second quarter, a decrease of $18.1 million from last year. This was due, in part, to lower net energy and capacity revenues of $7.6 million from the Ravenswood generating plant, resulting primarily from new generating capacity added in New York City and lower hedging gains. In addition, the realized gain on the financial capacity swap, entered into in May 2006, was an expected $3.2 million lower than last year. The remaining decrease in operating income reflects higher operation expenses.

     Year-to-date results of $42.8 million were $84.5 million lower than the same period last year. This reduction in operating income reflects lower net energy and capacity revenues of $61.1 million from the Ravenswood generating plant, primarily from lower hedging gains in the energy market and the addition of 1000 MW of new generation in the New York City market. The energy margins in 2006 benefited from large oil to gas price differentials and the dual fuel nature of the Ravenswood plant. In addition, the realized gain on the financial capacity swap was an expected $13.1 million lower than last year. The remaining decrease in operating income reflects higher operation expenses.

o The Energy Investments segment reported operating income of $10.5 million for the first half of 2007, compared to $6.7 million in 2006. This segment includes the Company's complementary assets in natural gas pipelines, storage and other energy related investments as well as our Seneca Upshur gas exploration and production operations. These results primarily reflect higher earnings from TransGas, the LNG trucking operations, due to colder weather in the first half of the year and from equity investments as well as lower expenses.

o The Energy Services segment includes companies that provide energy related services to homes and businesses in the New York City and Boston metropolitan areas. This segment reported an operating profit of $3.4 million for the first half of 2006, as compared to $1.6 million for the same period last year. This improved performance reflects higher profits in our communications business as well as lower expenses.

o The "Other" category reported an increase in operating income of $20.3 million for the second quarter and $27.2 million year-to-date compared to last year. This was primarily due to a decrease in costs at the holding company level including those related to the National Grid transaction, corporate advertising and employee benefit costs that are not allocated to the KeySpan operating segments.

Financial Update

The Company was able to keep interest expense flat on a year-to-date basis, excluding the one time benefit of $6 million associated with the 2006 favorable tax resolution associated with our New York City Ravenswood facility. This reflects the refinancing efforts of the Company over the past several years. This has resulted in a fixed to float debt ratio of over 90%.

At   the   end   of   the    second    quarter    of   2007,    the    Company's
debt-to-total-capitalization   was  49.4%,   reflecting  our  continued   strong
financial position.

As previously announced, the Company declared a quarterly common stock dividend of $0.475 per share, payable August 1, 2007, to shareholders of record as of July 11, 2007. This dividend payment reflects an annual increase of $0.04 per share over last year's dividend, and is the Company's 37th consecutive period of paying a dividend as KeySpan. The annual dividend rate of $1.90 per share is supported by the Company's strong cash flows and provides a yield to shareholders of approximately 4.5%.

Pro-Rata Dividend

In anticipation of the close of the transaction between National Grid and KeySpan, the Board of Directors approved the payment of a pro-rata dividend to shareholders of record one business day prior to the transaction close date with National Grid. The amount of such dividend will be based on the number of days elapsed between July 9, 2007 (ex-dividend date), up to but not including the closing date. Assuming the merger closes on August 24th, a pro-rata dividend payment of 23.7 cents per share will be made to KeySpan shareholders.


--------------------------------------------------------------------------------

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the largest distributor of natural gas in the Northeast, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve 2.6 million customers. These customer-focused businesses are complemented by a portfolio of service companies that offer energy-related products, services, and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State, with approximately 6,650 megawatts of generating capacity that provides power to 1.1 million customers of the Long Island Power Authority (LIPA) on Long Island and supplies approximately 25 percent of New York City's capacity needs. KeySpan also operates LIPA's transmission and distribution system under contract to LIPA. In addition to these assets, KeySpan has strategic investments in pipeline transportation, distribution, storage, and production. KeySpan has headquarters in Brooklyn, New England, and Long Island. For more information, visit KeySpan's web site at www.keyspanenergy.com.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of the carrying value of our investment in certain unregulated subsidiaries and natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

                               KeySpan Corporation
                        Consolidated Statement of Income

-----------------------------------------------------------------------------------------------------------------------------------
                                                                   Three Months Ended June 30,            Six Months Ended June 30,
(In Millions of Dollars, Except Per Share Amounts)                   2007                2006              2007              2006
----------------------------------------------------------------------------------------------- -----------------------------------
Revenues
     Gas Distribution                                             $ 1,011.1           $  873.2           $ 3,426.6       $ 3,053.3
     Electric Services                                                457.7              444.2               842.2           869.0
     Energy Services                                                   52.4               50.4               104.9            98.7
     Energy Investments                                                 9.2                9.9                19.2            17.8
                                                            ---------------- ------------------ ------------------- ---------------
Total Revenues                                                      1,530.4            1,377.7             4,392.9         4,038.8
                                                            ---------------- ------------------ ------------------- ---------------
Operating Expenses
     Purchased gas for resale                                         649.4              539.8             2,322.1         2,051.2
     Fuel and purchased power                                         138.1              115.7               266.3           245.7
     Operations and maintenance                                       411.4              420.6               842.3           826.7
     Depreciation, depletion and amortization                         104.6              101.2               216.9           211.4
     Operating taxes                                                   98.7               95.8               221.2           214.0
                                                            ---------------- ------------------ ------------------- ---------------
Total Operating Expenses                                            1,402.2            1,273.1             3,868.8         3,549.0
Income from equity investments                                          4.9                2.9                 8.5             6.3
Sale of assets                                                          0.3                  -                 0.3             0.5
                                                            ---------------- ------------------ ------------------- ---------------
Operating Income                                                      133.4              107.5               532.9           496.6
                                                            ---------------- ------------------ ------------------- ---------------
Other Income and (Deductions)
     Interest charges                                                 (69.6)             (59.4)             (131.1)         (125.6)
     Other                                                             18.3                6.2                26.4            17.6
                                                            ---------------- ------------------ ------------------- ---------------
Total Other Income and (Deductions)                                   (51.3)             (53.2)             (104.7)         (108.0)
                                                            ---------------- ------------------ ------------------- ---------------
Income Taxes
     Current                                                           63.7              (37.3)              240.9           122.2
     Deferred                                                         (33.8)              42.2               (78.3)            9.0
                                                            ---------------- ------------------ ------------------- ---------------
Total Income Taxes                                                     29.9                4.9               162.6           131.2
                                                            ---------------- ------------------ ------------------- ---------------

                                                            ---------------- ------------------ ------------------- ---------------
Earnings for Common Stock                                         $    52.2           $   49.4           $   265.6       $   257.4
                                                            ================ ================== =================== ===============

                                                            ---------------- ------------------ ------------------- ---------------
Basic Earnings Per Share                                          $    0.30           $   0.28           $    1.51       $    1.47
                                                            ================ ================== =================== ===============

                                                            ---------------- ------------------ ------------------- ---------------
Diluted Earnings Per Share                                        $    0.29           $   0.28           $    1.50       $    1.46
                                                            ================ ================== =================== ===============
Average Common Shares Outstanding (000)                             175,845            174,989             175,733         174,846
Average Common Shares Outstanding - Diluted (000)                   177,220            176,121             177,048         175,848
----------------------------------------------------------------------------------------------- -----------------------------------

                        KeySpan Corporation
                        Segment Information
                   Six Months Ended June 30, 2007
                      (In Millions of Dollars)


                                                                                               Total
                                       Gas           Electric       Energy       Energy      Operating      Recon-         Total
                                   Distribution       Services     Services    Investments    Segments    ciliations   Consolidation
                                 ---------------------------------------------------------------------------------------------------
 Unaffiliated Revenues                 3,426.6          842.2         104.9         19.2       4,392.9            -         4,392.9
 Intersegment Revenues                       -            3.9           4.7          2.6          11.2        (11.2)              -
                                 ---------------------------------------------------------------------------------------------------
                                       3,426.6          846.1         109.6         21.8       4,404.1        (11.2)        4,392.9
                                 ---------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                         2,324.2            0.5             -            -       2,324.7         (2.6)        2,322.1

 Purchased Fuel                              -          269.8             -          0.4         270.2         (3.9)          266.3

 Operations and Maintenance              368.7          384.8         101.1         12.8         867.4        (25.1)          842.3

 Depreciation, Depletion and
  Amortization                           151.9           50.5           4.2          4.2         210.8          6.1           216.9

 Operating Taxes                         118.4           97.4           0.9          2.4         219.1          2.1           221.2

                                 ---------------------------------------------------------------------------------------------------
 Total  Operating Expenses             2,963.2          803.0         106.2         19.8       3,892.2        (23.4)        3,868.8
                                 ---------------------------------------------------------------------------------------------------

 Income From Equity Investments              -              -             -          8.5           8.5            -             8.5

 Gain (Loss) on Sale of Assets             0.6           (0.3)            -            -           0.3            -             0.3

                                 ---------------------------------------------------------------------------------------------------
 Operating Income                        464.0           42.8           3.4         10.5         520.7         12.2           532.9
                                 ===================================================================================================

                               KeySpan Corporation
                               Segment Information
                         Six Months Ended June 30, 2006
                            (In Millions of Dollars)


                                                                                             Total
                                       Gas           Electric      Energy      Energy      Operating      Recon-           Total
                                   Distribution      Services     Services   Investments    Segments    ciliations     Consolidation
                                ----------------------------------------------------------------------------------------------------
 Unaffiliated Revenues                  3,053.3         869.0        98.7         17.8      4,038.8            -            4,038.8
 Intersegment Revenues                        -             -         4.7          2.6          7.3         (7.3)                 -
                                ----------------------------------------------------------------------------------------------------
                                        3,053.3         869.0       103.4         20.4      4,046.1         (7.3)           4,038.8
                                ----------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                          2,053.7           0.1           -            -      2,053.8         (2.6)           2,051.2

 Purchased Fuel                               -         245.4           -          0.2        245.6          0.1              245.7

 Operations and Maintenance               366.9         350.5        96.9         14.0        828.3         (1.6)             826.7

 Depreciation, Depletion and
  Amortization                            145.0          52.2         4.0          3.5        204.7          6.7              211.4

 Operating Taxes                          111.8          93.5         0.9          2.5        208.7          5.3              214.0

                                ----------------------------------------------------------------------------------------------------
 Total  Operating Expenses              2,677.4         741.7       101.8         20.2      3,541.1          7.9            3,549.0
                                ----------------------------------------------------------------------------------------------------

 Income From Equity Investments               -             -           -          6.3          6.3            -                6.3

 Gain (Loss) on Sale of Assets              0.1             -           -          0.2          0.3          0.2                0.5

                                ----------------------------------------------------------------------------------------------------
 Operating Income                         376.0         127.3         1.6          6.7        511.6        (15.0)             496.6
                                ====================================================================================================

                               KeySpan Corporation
                               Segment Information
                        Three Months Ended June 30, 2007
                            (In Millions of Dollars)



                                                                                            Total
                                       Gas         Electric    Energy        Energy       Operating       Recon-           Total
                                  Distribution     Services    Services    Investments     Segments     ciliations     Consolidation
                                 ---------------------------------------------------------------------------------------------------
 Unaffiliated Revenues                1,011.1         457.7       52.4           9.2       1,530.4              -          1,530.4
 Intersegment Revenues                      -             -        2.5           1.3           3.8           (3.8)               -
                                 ---------------------------------------------------------------------------------------------------
                                      1,011.1         457.7       54.9          10.5       1,534.2           (3.8)         1,530.4
                                 ---------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                          650.7             -          -             -         650.7           (1.3)           649.4

 Purchased Fuel                             -         137.8          -           0.3         138.1              -            138.1

 Operations and Maintenance             177.5         199.6       50.4           6.5         434.0          (22.6)           411.4

 Depreciation, Depletion and
   Amortization                          72.1          25.4        2.0           2.0         101.5            3.1            104.6

 Operating Taxes                         50.0          50.3        0.5           1.1         101.9           (3.2)            98.7

                                 ---------------------------------------------------------------------------------------------------
 Total  Operating Expenses              950.3         413.1       52.9           9.9       1,426.2          (24.0)         1,402.2
                                 ---------------------------------------------------------------------------------------------------

 Income From Equity Investments             -             -          -           4.9           4.9              -              4.9

 Gain (Loss) on Sale of Assets            0.6         (0.3)          -             -           0.3              -              0.3

                                 ---------------------------------------------------------------------------------------------------
 Operating Income                        61.4          44.3        2.0           5.5         113.2           20.2            133.4
                                 ===================================================================================================

                               KeySpan Corporation
                               Segment Information
                        Three Months Ended June 30, 2006
                            (In Millions of Dollars)


                                                                                            Total
                                       Gas         Electric      Energy       Energy      Operating      Recon-         Total
                                   Distribution    Services     Services    Investments    Segments    ciliations   Consolidation
                                 ---------------------------------------------------------------------------------------------------
 Unaffiliated Revenues                   873.2       444.2         50.4           9.9       1,377.7          -           1,377.7
 Intersegment Revenues                       -           -          2.2           1.3           3.5       (3.5)                -
                                 ---------------------------------------------------------------------------------------------------
                                         873.2       444.2         52.6          11.2       1,381.2       (3.5)          1,377.7
                                 ---------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                           541.1           -            -             -         541.1       (1.3)            539.8

 Purchased Fuel                              -       115.4            -           0.2         115.6        0.1             115.7

 Operations and Maintenance              176.5       195.2         48.1           7.4         427.2       (6.6)            420.6

 Depreciation, Depletion and
  Amortization                            69.1        25.1          2.0           1.8          98.0        3.2             101.2

 Operating Taxes                          47.0        46.1          0.5           1.0          94.6        1.2              95.8

                                 ---------------------------------------------------------------------------------------------------
 Total  Operating Expenses               833.7       381.8         50.6          10.4       1,276.5       (3.4)          1,273.1
                                 ---------------------------------------------------------------------------------------------------

 Income From Equity Investments              -           -            -           2.9           2.9          -               2.9

                                 ---------------------------------------------------------------------------------------------------
 Operating Income                         39.5        62.4          2.0           3.7         107.6       (0.1)            107.5
                                 ===================================================================================================